UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

COVETRUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Custom House Street

Portland, ME 04101

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2019, Covetrus, Inc. (the “Company”) announced that Ben Shaw, the Company’s Chief Executive Officer and President, has resigned effective immediately. Mr. Shaw has also resigned as a director of the Company. Following his resignation, Mr. Shaw will serve as a strategic advisor to the Company’s Board of Directors (the “Board”) for a period to be mutually agreed, which shall not be less than six months.

On October 21, 2019, the Company entered into a Separation and Release Agreement with Mr. Shaw. Pursuant to the Separation and Release Agreement, Mr. Shaw will receive severance equal to 24 months of Mr. Shaw’s base salary, or $1,670,000, payable in accordance with the Company’s standard payroll practices, and a prorated annual bonus of $672,575, payable no later than March 15, 2020. Mr. Shaw will also receive continued health insurance coverage through the earlier of 18 months or the date upon which Mr. Shaw is provided medical benefits from any source other than the Company. In addition, Mr. Shaw’s outstanding equity awards will be 100% vested effective as of October 21, 2019. Mr. Shaw’s agreement contains a customary release and his arrangement includes customary post-closing restrictive covenants.

On October 21, 2019, the Board appointed Benjamin Wolin as the Company’s acting Chief Executive Officer, effective October 21, 2019. Mr. Wolin has served on the Board since February 2019 and served as the Chair of the Board from September 4, 2019 to October 21, 2019. The Company anticipates that it will enter into a mutually acceptable employment agreement with Mr. Wolin, which it will file by amendment to this Form 8-K.

Mr. Wolin, age 44, serves as an advisor to 3L Capital LLC, a private equity firm. He previously served as Chief Executive Officer and Co-founder of Everyday Health, Inc., a communications and marketing platform for consumers, doctors and healthcare companies, and as a member of its board of directors from 2002 to 2016. Mr. Wolin founded Everyday Health and served as its Chief Executive Officer from inception, through its initial public offering and sale in 2016. Mr. Wolin serves on the board of directors of Diplomat Pharmacy, Inc. and as lead independent director of the board, as a member of the audit committee and as chair of the nominating and corporate governance committee. Mr. Wolin also serves as chairman of the board of Rockwell Medical, Inc. Mr. Wolin received his BA in History from Bowdoin College.

In connection with Mr. Wolin’s appointment as Chief Executive Officer, Mr. Wolin will resign as Chair of the Board but will remain on the Board.

On October 21, 2019, the Board appointed Philip Laskawy as Chair of the Board, effective October 21, 2019. Mr. Laskawy has served as a member of the Board since February 2019.

In connection with Mr. Laskawy’s appointment as Chair of the Board, Mr. Laskawy will receive the compensation to which he is entitled pursuant to the Company’s director compensation policy.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1+	Separation and Release Agreement, dated October 21, 2019, by and between the Company and Ben Shaw

99.1	Press release, dated October 22, 2019

+	Indicates management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: October 22, 2019	By:	/s/ Christine T. Komola
Christine T. Komola
EVP and Chief Financial Officer